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Exhibit 16.1

May 17, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read the Change in Accountants disclosure included in Registration Statement No. 333-140979 on Amendment No. 7 to Form S-1 dated May 17, 2007, of Sirtris Pharmaceuticals, Inc. and are in agreement with the statements contained in the first two paragraphs of that disclosure on page 128 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

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  Exhibit 16.1